UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2012
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting

On June 13, 2012, Uranerz Energy Corporation held its annual general meeting of shareholders at the Hilton Garden Inn, 1150 N. Poplar Street, Casper, Wyoming at 9:30 a.m. local time. Shareholders representing 43,351,479 shares or 56% of the shares authorized to vote (77,159,074) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting. The shareholders approved the following:

Proposal #1 – Election of Directors	For	Against	Withheld	Spoiled	Non Vote
The election of the Nominees to the
Company’s Board to serve until the
Company’s 2013 Annual Meeting of
Shareholders or until successors are duly
elected and qualified:
Glenn Catchpole	23,374,110	0	430,852	0	19,546,517
George Hartman	22,723,106	0	1,081,856	0	19,546,517
Dennis Higgs	22,751,760	0	1,053,202	0	19,546,517
Paul Saxton	22,939,968	0	864,994	0	19,546,517
Gerhard Kirchner	23,025,202	0	779,760	0	19,546,517
Peter Bell	22,964,108	0	840,854	0	19,546,517
Arnold Dyck	22,967,922	0	837,040	0	19,546,517
Proposal #2 – Ratification of the	For	Against	Abstain	Spoiled	Non Vote
Appointment of the Independent
Registered Public Accounting Firm	42,920,655	326,956	103,868	0	0
To ratify the appointment of Manning Elliott LLP

All Nominees for election to the Company’s Board were elected to the Board and will serve until the Company’s 2012 annual meeting of shareholders or until successors are duly elected and qualified. The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year was approved

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 18, 2012	By:	/s/ “Benjamin Leboe”
Benjamin Leboe
Senior Vice President, Finance & CFO